Exhibit 10.1

ACKNOWLEDGMENT AND AMENDMENT NO. 5 to MASTER AGREEMENT
This Acknowledgment and Amendment No. 5 to Master Agreement (this “Amendment No. 5”) is made as of 10:00 A.M. Central Time on the 25th day of May, 2014, by and among ConAgra Foods, Inc., a Delaware corporation (“Oracle”), Cargill, Incorporated, a Delaware corporation (“Watson”), and CHS Inc., a Minnesota corporation (“Iris”), in connection with that certain Master Agreement, made as of the 4th day of March, 2013, as amended (the “Master Agreement”), by and among Oracle, Watson, Iris and HM Luxembourg, a Luxembourg Société à responsabilité limitée (“Newco”). Oracle, Watson and Iris are each referred to herein individually as a “Parent” and collectively as the “Parents.” Capitalized terms not otherwise defined herein will have the respective meanings assigned to them in the Master Agreement.
RECITALS
1.    In accordance with Section 9.02(a) of the Master Agreement, the Parents may amend the Master Agreement, and any such amendment will be binding upon each Parent if such amendment is set forth in a writing executed by any such Parent and such amendment will be binding upon Newco if such amendment or waiver is set forth in a writing executed by all Parents.
2.    Completion of the Contemplated Transactions remains subject to the Parents reaching agreement with the U.S. Department of Justice, and in connection with such agreement, Oracle, Watson and Sky have agreed to divest four flour milling facilities to Miller Milling Company, LLC (collectively, the “Neo Transactions”).
3.    In connection with the Neo Transactions, the Parents desire to amend the Master Agreement to provide for certain changes to (i) the current forms of the Contribution Agreements, (ii) the Closing Date and (iii) the anti-trust clearance, initial financing and distributions and indemnification provisions, to the extent necessary to ensure that, if the Neo Transactions are consummated, (A) the Parents are authorized to sell the Divesting Assets directly and prior to the Closing, and (B) the net burdens and benefits currently allocated among the Parents and Newco in the Master Agreement would not be altered by the Neo Transactions or the agreements relating thereto, in each case as further provided herein.
3.    Each Parent also desires to waive certain obligations of each other Parent or of Newco or the Contributed Subsidiaries under the Master Agreement or, when executed, the Governing Documents, in each case as further provided herein.
4.    By their execution of this Amendment No. 5, the Parents intend for this Amendment No. 5 to be an amendment to the Master Agreement that is binding on all Parents and Newco.
Accordingly, the Parents, intending to be legally bound, hereby agree as follows:

I.Amendment of Contribution Agreements.

(a)The current form of the Oracle Contribution Agreement is hereby amended and restated in its entirety as set forth on Annex I-A hereto.

(b)The current form of the Watson Contribution Agreement is hereby amended and restated in its entirety as set forth on Annex I-B hereto.

II.Amendment of Master Agreement (Body).

(a)Section 1.02(b) is hereby deleted in its entirety and replaced with the following:

“(b)    Upon the commencement of the Closing, the Parties will take or cause to be taken the following actions:
(i)First, Watson and Iris will Convey to Newco all of the issued and outstanding equity interests in Sky.

(ii)Next, on the following Business Day, (A) Oracle Lux will Convey to Newco all of the issued and outstanding equity interests in Oracle Netherlands, and (B) immediately following such Conveyance, Oracle Lux, Watson and Iris will adopt the Newco Articles.

(iii)Next, (A) Oracle Lux, Watson Lux and Iris Lux will contribute all of the issued and outstanding equity interests in their respective Holdcos to Newco, and (B) Watson Lux and Iris Lux will Convey to Newco all of the issued and outstanding equity interests in Sky Canada. The Parties acknowledge and agree that the foregoing step in clause (A) will only take place after the contributions contemplated by the Contribution Agreements will have been consummated as provided therein.

(iv)Next, Watson will Convey to Watson Lux and Iris will Convey to Iris Lux all of their respective Shares of Newco.

(v)Next, Newco will adopt the Oracle Netherlands Charter.

(vi)Next,, Newco will contribute all of the issued and outstanding equity interests in Sky Canada to Oracle Netherlands.

(vii)Next, Oracle Netherlands will adopt the Sky Canada Charter.

(viii)Next, Newco will cause each Holdco to merge with and into Sky.

(ix)Next, Newco will adopt the Sky Charter.

(x)Next, Oracle Netherlands will adopt the Oracle Puerto Rico Charter.

(xi)Next, the financing contemplated by Section 5.12 will be completed.

(xii)Next, the distributions contemplated by Section 5.12 will be completed.”

(b)The phrase “44% Oracle, 44% Watson, and 12% Sky” at the end of the third sentence of Section 1.04(a) of the Master Agreement is hereby deleted and replaced with the phrase “44% Oracle, 44% Watson, and 12% Iris.”

(c)The following provision is hereby inserted into Section 5.03(b)(iii) of the Master Agreement as paragraph (C):

“(C)    Notwithstanding anything to the contrary in this Agreement, the provisions of paragraphs (A) and (B) of this Section 5.03(b)(iii) do not apply to the Neo Divestiture Agreements or the transactions contemplated thereby, and will be deemed to have been waived and cease to have any further force or effect upon the consummation of the transactions contemplated by the Neo Divestiture Agreements. Each Parent or its Affiliate that is a party to either Neo Divestiture Agreement (or other Transaction Agreement, as such term is defined in either Neo Divestiture Agreement) is authorized to effectuate the applicable Neo Divestiture Closing prior to the Closing, and is entitled to receive and retain all amounts paid to such Parent or its Affiliate in accordance with such Neo Divestiture Agreement (or other Transaction Agreement) except as otherwise agreed among the Parents in writing.”
(d)The following sentence is hereby inserted into Section 5.03(b)(iv) after the last sentence:

“The Parties acknowledge and agree that the provisions of paragraphs (A) and (B) of this Section 5.03(b)(iv) are not triggered by the Neo Divestiture Agreements, will not relieve any Parent or its Affiliate from complying with its obligations under any Neo Divestiture Agreement (including, subject to the terms and conditions of such Neo Divestiture Agreement, its obligation to consummate the transactions contemplated thereby), and will be deemed to have been waived and cease to have any further force or effect with respect to such matters.”
(e)Paragraph (xiii) of Section 5.08(b) is hereby deleted in its entirety and replaced with the following:

“(xiii)    that, to the maximum extent permitted by law, the Oracle Lux Distribution does not exceed Oracle Lux’s allocable share of the Financing under Treasury Regulations Section 1.707-5(b) and shall be treated as a debt-financed distribution that is not taken into account as disguised sale proceeds pursuant to Treasury Regulations Section 1.707-5(b) and shall therefore be treated as a tax-free distribution pursuant to Section 731 of the Code.”

(f)Paragraph (xiv) of Section 5.08(b) is hereby deleted in its entirety and replaced with the following:

“(xiv)    to the extent that each Party’s respective portion of the Initial Distribution does exceed Oracle Lux's, Watson Lux's, or Iris Lux's respective allocable share of the Financing under Treasury Regulations Section 1.707-5(b), the distribution in excess of the Party’s allocable share of the Financing is intended to be and shall be treated, to the maximum extent possible, as a reimbursement of preformation capital expenditures that is not taken into account as disguised sale proceeds pursuant to Treasury Regulations Section 1.707-4(d) and Revenue Ruling 2000-44 and shall therefore be treated, to the maximum extent possible, as a tax-free distribution pursuant to Section 731 of the Code.”

(g)The phrase “Except as provided in the last sentence of this Section 5.10” in the first sentence of Section 5.10 of the Master Agreement is hereby deleted and replaced with the phrase “Except as provided in the last sentence of this Section 5.10 or with respect to any Liabilities for Indebtedness included in the Closing Working Capital of Oracle or the Closing Working Capital of Sky, as applicable,”.

(h)Section 7.02 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

“7.02.    Indemnification by Newco. Subject to the limitations contained in Section 7.06, from and after the Closing Date, Newco will indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless each Parent and its successors, assigns and Affiliates (and its and their respective directors, officers, employees, agents and Representatives) (each a “Parent Indemnitee,” and collectively, the “Parent Indemnitees”) from and against, and will reimburse the Parent Indemnitees with respect to, any and all Losses that result from, relate to or arise out of (i) any breach by Newco of any obligation to be performed by it under this Agreement from and after the Closing, (ii) all Liabilities of Newco and each Contributed Subsidiary, in each case to the extent that such Liabilities arose during or relate to any period (or portion thereof) that takes place on or after the Closing, (iii) after the Third Termination Date (including any extension thereof with respect to any particular matter pursuant to Section 7.06(b)(ii)), all Third Party Claims relating to any Liabilities arising out of any violations of Environmental Law or Releases at, on, under or migrating to or from any Contributed Subsidiary’s Real Property, regardless of whether such Liabilities arose during or relate to any period before, at or after the Closing, (iv) all Divestiture Losses and (v) all Financing Losses.”
(i)The following provision is hereby inserted into Section 7.06(c) as paragraph (iii):

“(iii) Indemnification for Divestiture Losses. The amount of any Divestiture Loss for which Newco is required to indemnify a Parent Indemnitee under clause (iv) of Section 7.02 will be reduced by the amount of any Divestiture Loss Offset applicable to such Divestiture Loss. If Newco indemnifies a Parent Indemnitee for a Divestiture Loss pursuant to clause (iv) of Section 7.02, the then remaining amount of the Oracle Basket, Watson Basket or Iris Basket, as applicable to such Parent Indemnitee, will be reduced by the amount of the Divestiture Loss Basket Reduction applicable to such Divestiture Loss. For illustration purposes only, an example demonstrating the application of the provisions of this Section 7.06(c)(iii) is provided in Schedule 7.06(c)(iii).”
(j)The definitions of “Closing Working Capital of Oracle” and “Closing Working Capital of Sky” in Article X of the Master Agreement are hereby deleted and replaced with the following:

“Closing Working Capital of Oracle” means, in each case as of the Closing Date in respect of the Contributed Assets and Contributed Obligations of the Oracle Contributed Subsidiaries, the value of the asset line items minus the liability line items set forth on Schedule 1.04.1, plus any other cash and cash equivalents and minus any other Indebtedness not already included in such schedule, provided, however, that if the Neo Divestiture Closings occur, then the “Closing Working Capital of Oracle” will also include the Specified Net Assets Value, as defined and when finally determined under the Neo Divestiture Agreement to which Oracle Mills is a party.
“Closing Working Capital of Sky” means, in each case as of the Closing Date in respect of the Contributed Assets and Contributed Obligations of the Watson Contributed Subsidiaries and Iris Contributed Subsidiaries, the value of the asset line items minus the liability line items set forth on Schedule 1.04.2, plus any other cash and cash equivalents and minus any other Indebtedness not already included in such schedule, provided, however, that if the Neo Divestiture Closings occur, then the “Closing Working Capital of Sky” will also include the Specified Net Assets Value, as defined and when finally determined under the Neo Divestiture Agreement to which Watson and Sky are parties.
(k)The definition of “Pre-Closing Contributed Subsidiary Tax Liability” in Article X of the Master Agreement is hereby deleted and replaced with the following:

“Pre-Closing Contributed Subsidiary Tax Liability” means, with respect to each Contributed Subsidiary, (i) any Taxes that Newco or any Contributed Subsidiary may incur or may otherwise be liable for in relation to the transfer of all of the issued and outstanding equity interests of such Contributed Subsidiary to such Person, (ii) all Taxes (or the nonpayment thereof) of such Contributed Subsidiary for any Pre-Closing Tax Period and any Pre-Closing Straddle Period; (iii) all Taxes of any member of an affiliated, combined or unitary group of which such Contributed Subsidiary is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign Law; (iv) any and all Taxes of any Person imposed on such Contributed Subsidiary as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event or transaction occurring on or before the Closing Date; or (v) any Taxes imposed under Section 1062.11(a)(2)(A) of the 2011 Internal Revenue Code of Puerto Rico on Oracle Puerto Rico as a result of a distribution under Article V of the Oracle Puerto Rico Charter of excess cash in the amount of $20,000,000 existing at Closing.
(l)The following definitions are hereby inserted into Article X of the Master Agreement in alphabetical order within the existing set of definitions in Article X:

“Credit Agreement” means any credit agreement or similar loan agreement entered into by Newco or any Contributed Subsidiary between the date of this Agreement and the Closing Date in connection with the Financing.

“Divestiture Loss” means any Loss incurred by a Parent or its Affiliate, whether prior to, on or after the Closing Date, to the extent that the Loss arises under or in connection with a Neo Divestiture Agreement to which such Parent or Affiliate is a party (except for any claims based upon intentional misrepresentation or fraud).
“Divestiture Loss Offset” means the portion of any Recoupable Divestiture Loss that exceeds the remaining amount of the Oracle Basket, Watson Basket or Iris Basket, as applicable, as of the time that Newco is required to indemnify a Parent for a Divestiture Loss.
“Divestiture Loss Basket Reduction” means the portion of any Recoupable Divestiture Loss that is less than or equal to the remaining amount of the Oracle Basket, Watson Basket or Iris Basket, as applicable, as of the time that Newco is required to indemnify a Parent for a Divestiture Loss.
“Financing Loss” means any Loss incurred by a Parent or its Affiliate, whether prior to, on or after the Closing Date, to the extent that the Losses arise under or in connection with the Credit Agreement between the time at which the Credit Agreement is executed and delivered and the Closing (except for any claims based upon intentional misrepresentation or fraud).
“Neo Divestiture Agreements” mean, collectively, (i) the Asset Purchase Agreement, dated as of April 24, 2014, by and among Miller Miling Company, LLC, Nisshin Flour Milling Inc. and Oracle Mills and (ii) the Asset Purchase Agreement, dated as of April 24, 2014, by and among Miller Miling Company, LLC, Nisshin Flour Milling Inc., Watson and Sky, and each of the foregoing Agreements is hereby individually referred to as a “Neo Divestiture Agreement.”
“Neo Divestiture Closing” means, with respect a Neo Divestiture Agreement, the Closing as such term is defined under such Neo Divestiture Agreement, and “Neo Divestiture Closings” means, collectively, each Closing as such term is defined under each Neo Divestiture Agreement.
“Recoupable Divestiture Loss” means the portion of any Divestiture Loss to which Newco would be entitled to indemnification (without giving effect to the Oracle Basket, Watson Basket or Iris Basket, as applicable) from a Parent under the terms of this Agreement, if the applicable Divesting Assets had been included in the Contributed Assets at the Closing.

III.Amended and Restated Disclosure Letters and New Schedules.

(a)Attached hereto as Annex III-A is the revised Oracle Disclosure Letter (the “A&R Disclosure Letter”). The A&R Disclosure Letter hereby amends and restates and supersedes any and all Disclosure Letters and Disclosure Letter Updates delivered previously by Oracle to any other Parent or Newco.

(b)Oracle, Parent and Newco hereby acknowledge and agree that any references in the Watson Disclosure Letter to Assets and Liabilities that constitute Purchased Assets or Assumed Liabilities, as such terms are defined under the Neo Divestiture Agreement to which Watson is a party, are hereby read out of the following sections of the Watson Disclosure Letter and will have no further force and effect: Section 3.03(a), Sections 4.04(a), 4.10(a), 4.11(a), 4.11(b) and 4.24.

(c)Schedule 5.12, in the form attached as Annex III-B, is hereby added as a Schedule to the Master Agreement.

(d)Schedule 7.06(c)(iii), in the form attached as Annex III-C, is hereby added as a Schedule to the Master Agreement.

IV.Amendment of Governing Documents.

(a)The form of the Alliance Agreement is hereby amended as set forth in Annex IV-A hereto.

(b)The form of the Sky Charter is hereby amended as set forth in Annex IV-B hereto.

(c)The form of the Oracle Puerto Rico Charter is amended as set forth in Annex IV-C hereto.

V.Amendment of Transaction Documents.

(a)The form of the Transition Services Agreement - Oracle is hereby amended and restated in its entirety as set forth in Annex V-A hereto.

(b)The form of the Transition Services Agreement - Watson is hereby amended and restated in its entirety as set forth in Annex V-B hereto.

(c)The form of the Oracle License-In Agreement is hereby amended and restated in its entirety as set forth in Annex V-C hereto.

(d)The form of the Oracle License-Out Agreement is hereby amended and restated in its entirety as set forth in Annex V-D hereto.

(e)The form of the Watson License-In Agreement is hereby amended and restated in its entirety as set forth in Annex V-E hereto.

(f)The form of the Watson License-Out Agreement is hereby amended and restated in its entirety as set forth in Annex V-F hereto.

(g)The form of the Iris Wheat Supply Agreement is hereby amended and restated in its entirety as set forth in Annex V-G hereto.

(h)The form of the Watson Wheat Supply Agreement is hereby amended and restated in its entirety as set forth in Annex V-H hereto.

(i)The form of the Oracle Flour Supply Agreement is hereby amended and restated in its entirety as set forth in Annex V-I hereto.

(j)The form of the Watson “Go to Market” Agreement is hereby amended and restated in its entirety as set forth in Annex V-J hereto.

(k)The form of the Sky "Go to Market" Agreement is hereby set forth in Annex V-K hereto.

(l)The form of the Expense Reimbursement and Sharing Agreement is hereby set forth in Annex V-L hereto.

(m)The form of the Oracle Trademark License Agreement is hereby set forth in Annex V-M hereto.

(n)The form of the Watson Trademark License Agreement is hereby set forth in Annex V-N hereto.

The Parties hereby acknowledge that the forms of each of the foregoing Transaction Documents as attached to this Amendment No. 5 are considered complete and final.
VI.Other Agreements and Arrangements. The Parents and Newco hereby acknowledge and agree to comply with all of the agreements and arrangements set forth in Schedule A hereto.

VII.Effect of Amendment. Except as specifically amended as set forth above, the Master Agreement shall continue in full force and effect. Nothing in this Amendment No. 5 shall be construed to amend, modify or waive any provision of the Master Agreement other than those specifically amended or modified as set forth above.

VIII.Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Amendment No. 5. Whenever required by the context, any pronoun used in this Amendment No. 5 will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words “include” or “including” in this Amendment No. 5 will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Amendment No. 5. In the event an ambiguity or question of intent or interpretation arises, this Amendment No. 5 will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Parent by virtue of the authorship of any of the provisions of this Amendment No. 5.

IX.Governing Law. Any Proceedings arising out of or relating to this Amendment No. 5 will be subject to Section 9.08 of the Master Agreement.

X.Counterparts; Effectiveness. This Amendment No. 5 may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Parent), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Amendment No. 5, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manners and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Parent, the other Parents will re-execute original forms thereof and deliver them to the requesting Parent. No Parent will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Parent forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parents have caused this Amendment No. 5 to be duly executed by their respective authorized officers on the day and year first above written.

CONAGRA FOODS, INC.

By: /s/ Bill J. Hahn
Name: Bill J. Hahn
Title: VP - M&A

CARGILL, INCORPORATED

By: /s/ K. Scott Portnoy
Name: Kim Scott Portnoy
Title: Corporate VP

CHS INC.

By: /s/ Mark L. Palmquist
Name: Mark L. Palmquist
Title: Executive VP and COO